SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): April 12, 2001



                               ASCONI CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    000-23712
                            ------------------------
                            (Commission file number)

           Nevada                                      91-1395124
-----------------------------            ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
 of incorporation)

              1221 West Colonial Drive, Ste. 205, Orlando, FL 32804
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (407) 849-7764
                -------------------------------------------------
              (Registrant's telephone number, including area code)


                           Grand Slam Treasures, Inc.
                     222 East State Street, Eagle, ID 83616
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         As a result of the acquisition of Asconi Corporation and the one for one hundred reverse split of the Company's common stock prior to the acquisition of Asconi Corporation, the former shareholders of Asconi Corporation became the controlling shareholders of the Company. The new principal shareholders are:

      Name                     No. Of Shares         Percentage
-------------------         --------------------    --------------

Konstantin Petru Jitaru           3,753,750              19.84%

Anatol Mihail Sirbu               3,753,750              19.84%

Alfa International, Inc.            648,750               3.60%

Iurie Turcan                        648,750               3.60%

Nicolay Karpinsky                   648,750               3.60%

Narvaez Patricia                    648,750               3.60%

Alina Turcan                        648,750               3.60%

Josef Enikeev                       648,750               3.60%

Vasile Melnik                       150,000                .83%
                             ---------------       -------------

                                 11,550,000              64.16%
                             ===============       =============


Item 2.  Acquisition or Disposition of Assets

     On April 12, 2001, the Company through its wholly owned British Virgin Islands subsidiary acquired all of the issued and outstanding shares of Asconi Ltd., a Republic of Moldova corporation for 11,550,000 post reverse split shares of its common stock. Asconi Ltd. is a vintner operating principally in the Republic of Moldova. It currently operates one winery, two bottling operations, and produces approximately 200 different wines. Asconi Ltd. currently markets its products in Moldova and exports to Russia, Byelorussia, the Ukraine, Kazakhstare, Kirgiztan and the Baltic Republic. It has recently opened a market for its products in Germany, Romania and the Czech Republic. In addition to wines, Asconi Ltd. also produces high quality Cognacs.

Item 5.  Other Events

     On April 5, 2001, the Company files Restated Articles of Incorporation with the Secretary of State for the State of Nevada for the following purposes:

1.   Changing its name from Grand Slam Treasures, Inc. to Asconi Corporation.

2. Reverse splitting its Common Shares (effective April 16, 2001) on a one for one hundred basis.

3. Re-authorizing 100,000,000 shares of Common Stock and re-authorizing the par value of $.001 per share.

4.   Authorizing 5,000,000 preferred shares, $.001 par value per share.

         Effective April 16, 2001, the trading symbol of the Company changed from GRST to ASCS.

Item 7. Financial Statements & Exhibits

     a.   Financial Statements of Business Acquired

          The financial statements of Asconi Ltd. will be filed within 60 days from the filing of this report, along with the requisite pro-forma information.

     b.   Exhibits

          1. Exchange Agreement between Asconi Corporation (formerly Grand Slam Treasures, Inc.) Asconi Holdings Limited and Asconi Ltd. dated April 12. 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASCONI CORPORATION


                                       By: /s/ Vadim Enikeev
                                          ----------------------------------
                                          Vadim Enikeev, U.S. Representative

         Date: April 20, 2001
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